ENERGY TRANSFER EQUITY AND ENERGY TRANSFER PARTNERS EXECUTE ANOTHER STEP IN THEIR STRATEGIC PLAN
Exchange of 21 million ETP common units owned by ETE for 100% of SUN GP interest and IDRs
Additional two-year IDR subsidy from ETE to ETP
Transaction is highly cash flow accretive to ETP
ETE benefits from SUN growth and future IDR subsidy reduction with no impact on its current or future distributions

DALLAS, July 15, 2015 – Energy Transfer Partners, L.P. (NYSE: ETP) and Energy Transfer Equity, L.P. (NYSE: ETE) announced today the exchange of 21 million ETP common units, currently owned by ETE, for 100% of the general partner (GP) interest and the incentive distribution rights (IDRs) of Sunoco LP (NYSE: SUN). In addition, as part of this transaction, ETE has agreed to provide ETP a $35 million annual IDR subsidy for two years as described below.
The cash flow accretion expected to be realized by ETP from this transaction is more than $0.30 per common unit per annum, which will continue to support ETP’s attractive distribution growth going forward.
For ETE, this transaction continues its transition to a pure play general partner for the overall Energy Transfer group. Pro forma for this transaction, ETE expects to maintain its distribution growth rate while migrating to its traditional 1.0x distribution coverage ratio.
In connection with the original acquisition of Susser Holdings Corporation (Susser) by ETP in August 2014, ETE agreed to provide ETP an annual $35 million IDR subsidy for 10 years, subject to automatic termination in the event that ETE acquired the GP interest and IDRs of SUN in exchange for ETP common units owned by ETE. As part of the current transaction, ETE has agreed to provide ETP a $35 million IDR subsidy for an additional two years (through June 30, 2017).
Transaction Rationale:
For ETP:

•	Reduces ETP’s common unit count by almost 5% and has a commensurate reduction to the amount of distributions to be paid to ETE with respect to the ETP IDRs;

•	Solidifies current distribution increases while continuing to strengthen its distribution coverage ratio;

•	The IDR subsidy for two years provides additional near term cash flow benefits;

•	Crystallizes tremendous value maximization from the overall Susser transaction in less than 12 months; and

•	Together with ETP’s focus on its organic growth projects, this transaction should be a positive catalyst for ETP’s unit price and help improve its current cost of capital.
For ETE:

•	Reinforces ETE’s strategy to become a traditional GP within the Energy Transfer family;

•	Increases in value of the underlying SUN GP creates incremental upside to ETE;

•	Direct benefit from expected dynamic drop down and third party growth at SUN; and

•	Continued upside from ETP IDRs as ETP accelerates its future distribution growth.
ETP and ETE expect there will be no credit ratings impact from this transaction. Following this transaction, SUN will no longer be consolidated for accounting purposes by ETP, but instead will appear in the consolidated financial statements for ETE.
This transaction is expected to close in August 2015 after the record date for second quarter distributions for both the SUN GP interest and IDRs and ETP common units, but will be effective as of July 1, 2015.
Tudor, Pickering, Holt & Co. acted as financial advisor to the ETP conflicts committee. Akin Gump Strauss Hauer & Feld LLP acted as legal advisor to ETP and Richard Layton & Finger, P.A. acted as legal advisor to the ETP conflicts committee.
Credit Suisse acted as financial advisor to the ETE conflicts committee. Latham & Watkins LLP acted as legal advisor to ETE and Potter Anderson & Corroon LLP acted as legal advisor to the ETE conflicts committee.

Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership owning and operating one of the largest and most diversified portfolios of energy assets in the United States. ETP’s subsidiaries include Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and Lone Star NGL LLC, which owns and operates natural gas liquids storage, fractionation and transportation assets. In total, ETP currently owns and operates more than 62,000 miles of natural gas and natural gas liquids pipelines. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 67.1 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP owns 100% of Sunoco, Inc. and 100% of Susser Holdings Corporation. Additionally, ETP owns the general partner, 100% of the incentive distribution rights and approximately 44% of the limited partner interests in Sunoco LP (formerly Susser Petroleum Partners LP) (NYSE: SUN), a wholesale fuel distributor and convenience store operator. ETP’s general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.
Energy Transfer Equity, L.P. (NYSE:ETE) is a master limited partnership which owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP), approximately 23.6 million ETP common units, approximately 81.0 million ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL), and 100 ETP Class I Units. On a consolidated basis, ETE’s family of companies owns and operates approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. website at www.energytransfer.com.
Sunoco LP (NYSE: SUN) is a master limited partnership (MLP) that primarily distributes motor fuel to convenience stores, independent dealers, commercial customers and distributors. SUN also operates more than 150 convenience stores and retail fuel sites. SUN conducts its business through wholly owned subsidiaries, as well as through its 31.58 percent interest in Sunoco, LLC, in partnership with an affiliate of its parent company, Energy Transfer Partners (NYSE: ETP). While primarily engaged in natural gas, natural gas liquids, crude oil and refined products transportation, ETP also operates a retail business through its interest in Sunoco, LLC, as well as wholly owned subsidiaries, Sunoco, Inc. and Stripes LLC that operate approximately 1,100 convenience stores and retail fuel sites. For more information, visit the Sunoco LP website at www.SunocoLP.com.
Forward-Looking Statements
This press release may include certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control. Among those is the risk that the anticipated benefits from the proposed transaction cannot be fully realized.  An extensive list of factors that can affect future results are discussed in the Partnerships’ Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnerships undertake no obligation to update or revise any forward-looking statement to reflect new information or events.
The information contained in this press release is available on ETP’s and ETE’s website at www.energytransfer.com.

Legend Related to The Williams Companies, Inc. Transaction:
Forward-looking Statements
This communication may contain forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding ETE’s offer to acquire The Williams Companies, Inc. (“Williams”), its expected future performance (including expected results of operations and financial guidance), and the combined company's future financial condition, operating results, strategy and plans. Forward-looking statements may be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," "target," "opportunity," "designed," "create," "predict," "project," "seek," "ongoing," "increases" or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results to differ materially from those described in the forward-looking statements. These assumptions, risks and uncertainties include, but are not limited to, assumptions, risks and uncertainties discussed in the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for each of ETE, ETP, Sunoco Logistics Partners L.P. (“SXL”) and Sunoco LP (“SUN”) filed with the U.S. Securities and Exchange Commission (the "SEC") and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in ETE’s, ETP’s, SXL’s and SUN’s filings with the SEC, which factors are incorporated herein by reference. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this communication are set forth in other reports or documents that ETE, ETP, SXL and SUN file from time to time with the SEC include, but are not limited to: (1) the ultimate outcome of any potential business combination transaction between ETE, ETE Corp. and Williams including the possibilities that ETE will not pursue a transaction with Williams and that Williams will continue to reject a transaction with ETE and fail to terminate its existing merger agreement with Williams Partners L.P. (“WPZ”); (2) if a transaction between ETE, ETE Corp. and Williams were to occur, the ultimate outcome and results of integrating the operations of ETE and Williams, the ultimate outcome of ETE’s operating strategy applied to Williams and the ultimate ability to realize cost savings and synergies; (3) the effects of the business combination transaction of ETE, ETE Corp. and Williams, including the combined company's future financial condition, operating results, strategy and plans; (4) the ability to obtain required regulatory approvals and meet other closing conditions to the transaction, including approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and Williams stockholder approval, on a timely basis or at all; (5) the reaction of the companies’ stockholders, customers, employees and counterparties to the proposed transaction; (6) diversion of management time on transaction-related issues; (7) unpredictable economic conditions in the United States and other markets, including fluctuations in the market price of ETE common units and ETE Corp. common shares; (8) the ability to obtain the intended tax treatment in connection with the issuance of ETE common shares to Williams stockholders; (9) the ability to maintain Williams’ and WPZ’s current credit ratings and (10) the risks and uncertainties detailed by Williams and WPZ with respect to their respective businesses as described in their respective reports and documents filed with the SEC. All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. ETE undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect actual outcomes.
Additional Information
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended. This communication relates to a proposal which ETE has made for a business combination transaction with Williams. In furtherance of this proposal and subject to future developments, ETE and ETE Corp. (and, if a negotiated transaction is agreed, Williams) may file one or more registration statements, proxy statements or other documents with the SEC. This communication is not a substitute for any proxy statement, registration statement, prospectus or other document ETE, ETE Corp. or Williams may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF ETE AND WILLIAMS ARE URGED TO READ THE PROXY STATEMENT(S), REGISTRATION STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION TRANSACTION. Any definitive proxy statement(s) (if and when available) will be mailed to stockholders of Williams. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by ETE through the web site maintained by the SEC at http://www.sec.gov. Copies of the documents filed by ETE and ETE Corp. with the SEC will be available free of charge on ETE’s website at www.energytransfer.com or by contacting Investor Relations at 214-981-0700.
ETE and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the directors and officers of ETE’s general partner is contained in ETE’s Annual Report on Form 10-K filed with the SEC on March 2, 2015 (as it may be amended from time to time). Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. Investors should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from ETE using the sources indicated above.
ETE Exchange Offer
This communication is not a substitute for any registration statement, prospectus or other document ETE and ETE Corp. may file with the SEC in connection with any offer to ETE unitholders to exchange their ETE common units for common shares in ETE Corp. In connection with any offer to ETE unitholders to exchange their ETE common units for common shares in ETE Corp., ETE and ETE Corp. may file a registration statement and other documents with the SEC. INVESTORS AND SECURITY HOLDERS OF ETE ARE URGED TO READ THE REGISTRATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED OFFER TO EXCHANGE. Investors and security holders may obtain free copies of these documents if any when they become available from ETE using the sources indicated above.
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